Exhibit 99.1

Contact:

John Mills, Partner

ICR, Inc.

646-277-1254

ir@nutrisystem.com

John.Mills@Icrinc.com

NUTRISYSTEM ANNOUNCES THIRD QUARTER 2018 FINANCIAL RESULTS

Diluted Income Per Share Increased 10% to $0.54 for Third Quarter 2018

Company Expects to Achieve Full Year 2018 Revenue, Diluted Income Per Share and Adjusted EBITDA Guidance Ranges

Board Authorizes New $75 Million Stock Repurchase Program

Fort Washington, PA—October 30, 2018—Nutrisystem, Inc. (Nasdaq: NTRI), a leading provider of health and wellness and weight management products and services including Nutrisystem® and South Beach Diet® brands, today reported financial results for the quarter and nine months ended September 30, 2018.

Dawn Zier, President and Chief Executive Officer, stated, “I’m pleased we delivered year-over-year growth in the third quarter and adjusted EBITDA and earnings per share are aligned with expectations. South Beach growth remains strong and, most importantly, we see a clear path to return the Nutrisystem brand to growth in 2019.”

Ms. Zier added, “During the second half of the year we’re focused on positioning our company for a return to meaningful growth in 2019. We’re doing this in three primary ways and have arrived at the proof points that give us confidence that our plans will deliver that. First, our innovation efforts are centered around personalized nutrition and flexibility to better engage with consumers both at the start and throughout their journey to optimal health. Second, our new creative for 2019 supports our evolving brand promise, resonates well with consumers, and we’re seeing early evidence that our creative approach will drive response and engagement. And finally, we’re actively refining our media deployment strategy to expand reach, grow digital, and increase marketing efficiency. We’re excited about our future.”

The following are key financial highlights for the period. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

Third Quarter 2018 Compared to Third Quarter 2017

•	Revenue was $159.3 million compared to $158.1 million.
•	Gross margin was 52.3% compared to 54.2%.
•	Net income was $16.0 million compared to $15.0 million.
•	Diluted income per common share was $0.54 compared to $0.49.
•	Adjusted EBITDA was $26.8 million compared to $27.7 million.
•	Company repurchased $1.3 million of common stock during the third quarter of 2018 for a total of $26.3 million during the first nine months of 2018.

•	The Board of Directors has declared a quarterly dividend of $0.25 per share, payable November 19, 2018 to stockholders of record as of November 9, 2018.

Mike Monahan, Chief Financial Officer, commented, “Our third quarter and year-to-date results demonstrate the strength of our business model as we continued to generate increased free cash flow. Our strong balance sheet has allowed us to repurchase $26.3 million of stock in the first nine months of this year, and as of September 30, 2018, we had approximately $92.6 million in cash and cash equivalents and short-term investments, and no long-term debt. The Board of Directors has authorized a new $75 million buyback program set to expire October 2020. We will continue to utilize our balance sheet to enhance the long-term value of our company.”

Fourth Quarter and Full Year 2018 Guidance

The Company’s fourth quarter and full year 2018 guidance is outlined below. In preparation of 2019, the Company has made some deliberate decisions around media deployment and media mix in the second half of the year that have had a small impact on current year revenue but position the Company more strongly for the new year. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

•

Fourth quarter revenue is expected to be in the range of $129.5 to $134.5 million, net income between $17.3 and $18.9 million, diluted income per common share between $0.58 and $0.63, and adjusted EBITDA between $29.4 and $31.4 million.

•

Full year 2018 revenue is expected to be in the range of $691 to $696 million, net income between $62.2 and $63.8 million, diluted income per common share between $2.08 and $2.13, and adjusted EBITDA between $105.1 and $107.1 million.  The South Beach Diet brand is projected to be $66-$70 million in revenue in 2018.

Conference Call and Webcast

Management will host a conference call to discuss third quarter 2018 financial results today at 5:00 PM Eastern time. The conference call will include remarks from President and Chief Executive Officer, Dawn Zier, Chief Financial Officer, Mike Monahan, and Chief Marketing Officer, Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of Nutrisystem's website at www.nutrisystem.com. Interested parties unable to access the conference call via the webcast may dial 877-407-3982. A replay of the conference call will be available on the Company’s website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 13683560.

Non-GAAP Financial Measures

Within this press release, the Company makes reference to a non-GAAP financial measure (adjusted EBITDA) which has a directly comparable GAAP financial measure (net income). EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation expense and transaction costs related to stockholder cooperation agreement. The Company excludes non-cash employee compensation expense because it is a non-cash expense that is not reflective of the ongoing cash expense of the Company. The Company excludes the transaction costs as the matter was resolved and is not reflective of the ongoing operations of the Company. Adjusted EBITDA is provided so that investors have the same financial data that management uses to assess the Company’s operating results with the belief that it will assist the investment community in properly assessing the ongoing performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as fourth quarter and updated full year 2018 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to cybersecurity breaches, risks that consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s food offerings including its pre-packaged foods, risks relating to the effectiveness and efficiency of the Company’s advertising campaigns and marketing expenditures, including existing brands and the launch of new brands, which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company is unable to obtain sufficient quantities, quality and variety of food products in a timely and low-cost manner from its food vendors, risks of exposure to product liability claims if the use of the Company’s products results in illness or injury, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other weight management providers. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the results of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.

Nutrisystem, Inc. (Nasdaq: NTRI) is a leading provider of health and wellness and weight management products and services and has helped millions of people lose weight over the course of more than 45 years. The Company’s multi-brand approach to weight loss includes multiple plans for 2018. For more information, go to NutrisystemNews.com and Newsroom.SouthBeachDiet.com.

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUE	$159,255	$158,149	$561,496	$565,720

COSTS AND EXPENSES:
Cost of revenue	76,010	72,357	263,032	259,684
Marketing	43,018	42,067	176,167	168,585
Selling, general and administrative	16,024	18,626	54,607	59,620
Depreciation and amortization	3,931	3,755	11,531	11,321
Total costs and expenses	138,983	136,805	505,337	499,210
Operating income	20,272	21,344	56,159	66,510
INTEREST INCOME, net	(314)	(48)	(512)	(74)
Income before income tax expense	20,586	21,392	56,671	66,584
INCOME TAX EXPENSE	4,592	6,365	11,738	19,638
Net income	$15,994	$15,027	$44,933	$46,946
BASIC INCOME PER COMMON SHARE	$0.54	$0.50	$1.51	$1.57
DILUTED INCOME PER COMMON SHARE	$0.54	$0.49	$1.50	$1.54
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,208	29,799	29,466	29,685
Diluted	29,573	30,299	29,797	30,164
DIVIDENDS DECLARED PER COMMON SHARE	$0.250	$0.175	$0.750	$0.525

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except par value amounts)

	September 30,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,158	$24,654
Short term investments	54,394	47,568
Receivables	19,125	17,871
Inventories	30,373	44,266
Prepaid income taxes	693	6,441
Prepaid expenses and other current assets	8,237	11,758
Total current assets	150,980	152,558
FIXED ASSETS, net	27,695	31,549
INTANGIBLE ASSETS, net	12,334	13,084
DEFERRED INCOME TAXES	3,177	3,202
OTHER ASSETS	1,199	1,150
Total assets	$195,385	$201,543

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$35,541	$34,816
Accrued payroll and related benefits	2,306	15,229
Deferred revenue	9,287	7,991
Other accrued expenses and current liabilities	5,883	6,068
Total current liabilities	53,017	64,104
NON-CURRENT LIABILITIES	1,801	1,636
Total liabilities	54,818	65,740

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000 shares authorized; shares issued – 30,977 at September 30, 2018 and 30,729 at December 31, 2017)	31	31
Additional paid-in capital	78,939	69,245
Treasury stock, at cost, 1,558 shares at September 30, 2018 and 679 shares at December 31, 2017	(44,579)	(16,359)
Retained earnings	106,436	83,035
Accumulated other comprehensive loss	(260)	(149)
Total stockholders’ equity	140,567	135,803
Total liabilities and stockholders’ equity	$195,385	$201,543

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$44,933	$46,946
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,531	11,321
Share–based compensation expense	7,755	7,899
Deferred income tax benefit	(323)	(1,015)
Other charges	41	26
Changes in operating assets and liabilities:
Receivables	(1,254)	(1,338)
Inventories	13,893	14,670
Prepaid expenses and other assets	3,602	2,945
Accounts payable	733	599
Accrued payroll and related benefits	(12,923)	(373)
Deferred revenue	2,633	1,891
Income taxes	5,794	(2,032)
Other accrued expenses and liabilities	(811)	(586)
Net cash provided by operating activities	75,604	80,953
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(18,651)	(30,196)
Proceeds from the sale and maturity of short term investments	11,643	12,080
Capital additions	(6,144)	(9,088)
Net cash used in investing activities	(13,152)	(27,204)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	1,939	4,144
Employee tax withholdings related to the vesting of equity awards	(1,916)	(1,596)
Repurchase of common shares for treasury	(26,304)	0
Repurchase and retirement of common shares	0	(2,285)
Payment of dividends	(22,667)	(15,987)
Net cash used in financing activities	(48,948)	(15,724)
NET INCREASE IN CASH AND CASH EQUIVALENTS	13,504	38,025
CASH AND CASH EQUIVALENTS, beginning of period	24,654	9,623
CASH AND CASH EQUIVALENTS, end of period	$38,158	$47,648

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income	$15,994	$15,027	$44,933	$46,946
Interest income, net	(314)	(48)	(512)	(74)
Income tax expense	4,592	6,365	11,738	19,638
Depreciation and amortization	3,931	3,755	11,531	11,321
EBITDA	24,203	25,099	67,690	77,831
Non-cash employee compensation expense	2,318	2,625	7,755	7,899
Transaction costs related to stockholder cooperation agreement	273	0	273	0
Adjusted EBITDA	$26,794	$27,724	$75,718	$85,730

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP GUIDANCE

(Unaudited, in thousands)

	Three Months Ending December 31, 2018		Twelve Months Ending December 31, 2018
	Low	High	Low	High

Net income	$17,287	$18,863	$62,220	$63,796
Interest income, net	(148)	(148)	(660)	(660)
Income tax expense	5,002	5,426	16,740	17,164
Depreciation and amortization	3,949	3,949	15,480	15,480
EBITDA	26,090	28,090	93,780	95,780
Non-cash employee compensation expense	2,435	2,435	10,190	10,190
Transaction costs related to stockholder cooperation agreement	857	857	1,130	1,130
Adjusted EBITDA	$29,382	$31,382	$105,100	$107,100